                               CUSTODIAN CONTRACT
                               ------------------

         This Contract is made as of July 10, 2003 between BlackRock Limited
Duration Income Trust, a statutory trust organized and existing under the laws of the State of Delaware, having its principal place of business at 100 Bellevue
Parkway, Wilmington, Delaware 19809 hereinafter called the "Fund", and State
Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110,
hereinafter called the "Custodian",

         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Fund's agreement and declaration of trust (the
"Declaration of Trust"). The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian or which is delivered out in accordance with Proper Instructions
(as such term is defined in Article 6 hereof) including, without limitation,
Fund property held by brokers, private bankers, custodians other than the
Custodian, warehousing agents or servicers including, without limitation,
[Midland Loan Servicers, Inc.], or other persons or entities on behalf of the
Fund.

         Upon receipt of "Proper Instructions" (within the meaning of Article
6), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the board of trustees of the Fund
(the "Board"), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the
Custodian.

2.       Duties of the Custodian with Respect to Property of the Fund Held By the Custodian

2.1      Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency registered with the U.S. Securities and Exchange Commission (the "SEC") under Section
         17A of the Securities Exchange Act of 1934 (the "Exchange Act"), which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies
         (each, a "Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System")
         pursuant to Section 2.9.

2.2      Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities
         System account of the Custodian ("Securities System Account") or in the
         Custodian's Direct Paper book entry system account ("Direct Paper
         System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1)    Upon sale of such securities for the account of the Fund and receipt of payment therefor;

         2)    Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

         3)    In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.8 hereof;

         4)    To the depository agent in connection with tender or other similar offers for securities of the Fund;

         5)    To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6)    To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the
               Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;
               provided that, in any such case, the new securities are to be delivered to the Custodian;

         7)    Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for
               examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8)    For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or

                                       2

               pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9)    In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10)   For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the
               United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the
               Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

         11)   For delivery as security in connection with any borrowings by the
               Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

         12)   For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any
               registered national securities exchange, or of any similar organization or organizations, regarding escrow or other
               arrangements in connection with transactions by the Fund;

         13)   For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant
               registered under the Commodity Exchange Act, relating to
               compliance with the rules of the Commodity Futures Trading
               Commission (the "CFTC") and/or any Contract Market, or any
               similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

         14)   For any other proper purpose, but only upon receipt of Proper
               Instructions specifying the securities of the Fund to be
               delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3      Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the
         Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in

                                       3

         common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this
         Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in
         "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the
         Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4      Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable;
         provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5      Collection of Income. Subject to the provisions of Section 2.3, the
         Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.
         Income due the Fund on securities loaned pursuant to the provisions of
         Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the
         Custodian of the income to which the Fund is properly entitled.

2.6      Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the
         Custodian shall pay out monies of the Fund in the following cases only:

                                       4

         1)    Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund but only
               (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures
               contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose)
               registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a
               Securities System, in accordance with the conditions set forth in
               Section 2.8 hereof; (c) in the case of a purchase involving the
               Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the
               Custodian along with written evidence of the agreement by the
               Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper
               Instructions as defined in Article 6;

         2)    In connection with conversion, exchange or surrender of
               securities owned by the Fund as set forth in Section 2.2 hereof;

         3)    For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management fees, accounting fees, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         4)    For the payment of any dividends declared pursuant to the
               governing documents of the Fund;

         5)    For payment of the amount of dividends received in respect of securities sold short;

         6)    For any other proper purpose, but only upon receipt of Proper
               Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.7      Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this
         Article 2 as the Custodian may from time to time direct; provided, however, that the

                                       5

         appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.8      Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

2.9      Fund Assets Held in the Custodian's Direct Paper System. The Custodian
         may deposit and/or maintain securities owned by the Fund in the Direct
         Paper System of the Custodian subject to the following provisions:

         1)    No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

         2)    The Custodian may keep securities of the Fund in the Direct Paper
               System only if such securities are represented in Direct Paper
               System Account which shall not include any assets of the
               Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3)    The records of the Custodian with respect to securities of the
               Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

         4)    The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the
               Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

         5)    The Custodian shall furnish the Fund confirmation of each
               transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

         6)    The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.10     Segregated Account. The Custodian shall upon receipt of Proper
         Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
         Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission

                                       6

         merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release
         No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper purposes, but only, in the case of clause (iv), upon receipt of Proper Instructions from the Fund setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper purposes.

2.11     Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of such securities.

2.12     Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.13     Communications Relating to Fund Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the
         Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the
         Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.14     Reports to Fund by Independent Public Accountants The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities
         System, relating to the services provided by the Custodian under this
         Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable

                                       7

         assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3.       Provisions Relating to Rules 17f-5 and 17f-7

3.1.     Definitions. Capitalized terms in this Contract shall have the following meanings:

         "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

         "Eligible Foreign Custodian" has the meaning set forth in section
         (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act)
         meeting the requirements of a custodian under Section 17(f) of the 1940
         Act; the term does not include any Eligible Securities Depository.

         "Eligible Securities Depository" has the meaning set forth in section
         (b)(1) of Rule 17f-7.

         "Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         "Foreign Custody Manager" has the meaning set forth in section (a)(3)
         of Rule 17f-5.

3.2.     The Custodian as Foreign Custody Manager.

         3.2.1      Delegation to the Custodian as Foreign Custody Manager. The
                    Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the
                    Custodian hereby accepts such delegation as Foreign Custody
                    Manager of the Fund.

         3.2.2      Countries Covered. The Foreign Custody Manager shall be
                    responsible for performing the delegated responsibilities
                    defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign
                    Custody Manager. The Foreign Custody Manager shall list on
                    Schedule A the Eligible Foreign Custodians selected by the

                                       8

                    Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody
                    Manager. The Foreign Custody Manager will provide amended
                    versions of Schedule A in accordance with Section 3.2.5
                    hereof.

                    Upon the receipt by the Foreign Custody Manager of Proper
                    Instructions to open an account or to place or maintain
                    Foreign Assets in a country listed on Schedule A, and the
                    fulfillment by the Fund of the applicable account opening
                    requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board
                    responsibility as Foreign Custody Manager with respect to
                    that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper
                    Instruction to open an account, or to place or maintain
                    Foreign Assets, in each country listed on Schedule A in
                    which the Custodian has previously placed or currently
                    maintains Foreign Assets pursuant to the terms of the
                    Contract. Following the receipt of Proper Instructions
                    directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the
                    delegation by the Board to the Custodian as Foreign Custody
                    Manager for that country shall be deemed to have been
                    withdrawn and the Custodian shall immediately cease to be
                    the Foreign Custody Manager of the Fund with respect to that country.

                    The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated
                    country upon written notice to the Fund. Thirty days (or
                    such longer period to which the parties reasonably agree in writing) after receipt of any such notice by the Fund, the
                    Custodian shall have no further responsibility in its
                    capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of
                    delegation is withdrawn.

         3.2.3      Scope of Delegated Responsibilities.

                    (a) Selection of Eligible Foreign Custodians. Subject to the
                    provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the
                    Eligible Foreign Custodian selected by the Foreign Custody
                    Manager in each country listed on Schedule A, as amended
                    from time to time. In performing its delegated
                    responsibilities as Foreign Custody Manager to place or
                    maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign
                    Assets will be subject to reasonable care, based on the
                    standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign
                    Custodian, after considering all factors relevant to the
                    safekeeping of such assets, including, without limitation
                    the factors specified in Rule 17f-5(c)(1).

                                       9

                    (b) Contracts With Eligible Foreign Custodians. The Foreign
                    Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign
                    Custodian selected by the Foreign Custody Manager will
                    satisfy the requirements of Rule 17f-5(c)(2).

                    (c) Monitoring. In each case in which the Foreign Custody
                    Manager maintains Foreign Assets with an Eligible Foreign
                    Custodian selected by the Foreign Custody Manager, the
                    Foreign Custody Manager shall establish a system to monitor
                    (i) the appropriateness of maintaining the Foreign Assets
                    with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the
                    Foreign Custody Manager with the Eligible Foreign Custodian.
                    In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody
                    Manager shall notify the Board in accordance with Section
                    3.2.5 hereunder.

         3.2.4      Guidelines for the Exercise of Delegated Authority. For
                    purposes of this Section 3.2, the Board (or at the Board's delegation, the Fund's duly-authorized investment manager)
                    shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

         3.2.5      Reporting Requirements. The Foreign Custody Manager shall
                    report the withdrawal of the Foreign Assets from an Eligible
                    Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the
                    Board an amended Schedule A at the end of the calendar
                    quarter in which an amendment to such Schedule has occurred.
                    The Foreign Custody Manager shall make written reports
                    notifying the Board of any other material change in the
                    foreign custody arrangements of the Fund described in this
                    Section 3.2 after the occurrence of the material change.

         3.2.6      Standard of Care as Foreign Custody Manager of the Fund. In
                    performing the responsibilities delegated to it, the Foreign
                    Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies
                    registered under the 1940 Act would exercise.

         3.2.7      Representations with Respect to Rule 17f-5. The Foreign
                    Custody Manager represents to the Fund that it is a U.S.
                    Bank as defined in section (a)(7) of Rule 17f-5. The Fund
                    represents to the Custodian that the Board has determined
                    that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this
                    Contract to the Custodian as the Foreign Custody Manager of
                    the Fund.

                                       10

         3.2.8      Effective Date and Termination of the Custodian as Foreign
                    Custody Manager. The Board's delegation to the Custodian as
                    Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the
                    terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of
                    Section 3.2.2 hereof shall govern the delegation to and
                    termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.3      Eligible Securities Depositories.

         3.3.1      Analysis and Monitoring. The Custodian shall (a) provide the
                    Fund (or its duly-authorized investment manager or
                    investment adviser) with an analysis of the custody risks
                    associated with maintaining assets with the Eligible
                    Securities Depositories set forth on Schedule B hereto in
                    accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b)
                    monitor such risks on a continuing basis, and promptly
                    notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2      Standard of Care. The Custodian agrees to exercise
                    reasonable care, prudence and diligence in performing the
                    duties set forth in Section 3.3.1.

4.       Duties of the Custodian with Respect to Property of the Fund Held
         Outside the United States.

4.1      Definitions. Capitalized terms in this Article 4 shall have the following meanings:

         "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

         "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.     Holding Securities. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign
         Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the
         Foreign Sub-Custodian be held separately from

                                       11

         any assets of such Foreign Sub-Custodian or of other customers of such
         Foreign Sub-Custodian.

4.3.     Foreign Securities Systems. Foreign securities shall be maintained in a
         Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     Transactions in Foreign Custody Account.

         4.4.1.     Delivery of Foreign Assets. The Custodian or a Foreign
                    Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign
                    Sub-Custodian, or in a Foreign Securities System account,
                    only upon receipt of Proper Instructions, which may be
                    continuing instructions when deemed appropriate by the
                    parties, and only in the following cases:

         (i)        Upon the sale of such foreign securities for the Fund in
                    accordance with commercially reasonable market practice in the country where such foreign securities are held or
                    traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the
                    Foreign Securities System;

         (ii)       In connection with any repurchase agreement related to
                    foreign securities;

         (iii)      To the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

         (iv)       To the issuer thereof or its agent when such foreign
                    securities are called, redeemed, retired or otherwise become payable;

         (v)        To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign
                    Sub-Custodian or of any nominee of the Custodian or such
                    Foreign Sub-Custodian) or for exchange for a different
                    number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi)       To brokers, clearing banks or other clearing agents for
                    examination or trade execution in accordance with market
                    custom; provided that in any such case the Foreign
                    Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii)      For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or
                    readjustment of the securities of the issuer of

                                       12

                    such securities, or pursuant to provisions for conversion
                    contained in such securities, or pursuant to any deposit
                    agreement;

         (viii)     In the case of warrants, rights or similar foreign
                    securities, the surrender thereof in the exercise of such
                    warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive
                    securities;

         (ix)       For delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

         (x)        In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)       In connection with the lending of foreign securities; and

         (xii)      For any other purpose, but only upon receipt of Proper
                    Instructions specifying the foreign securities to be
                    delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2.     Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign
                    Securities System to pay out, monies of the Fund in the
                    following cases only:

         (i)        Upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of
                    receiving later delivery of such foreign securities; or (B)
                    in the case of a purchase effected through a Foreign
                    Securities System, in accordance with the rules governing
                    the operation of such Foreign Securities System;

         (ii)       In connection with the conversion, exchange or surrender of foreign securities of the Fund;

         (iii)      For the payment of any expense or liability of the Fund,
                    including but not limited to the following payments:
                    interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv)       For the purchase or sale of foreign exchange or foreign
                    exchange contracts for the Fund, including transactions
                    executed with or through the Custodian or its Foreign
                    Sub-Custodians;

                                       13

         (v)        In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi)       For payment of part or all of the dividends received in
                    respect of securities sold short;

         (vii)      In connection with the borrowing or lending of foreign
                    securities; and

         (viii)     For any other purpose, but only upon receipt of Proper
                    Instructions specifying the amount of such payment and
                    naming the person or persons to whom such payment is to be made.

         4.4.3.     Market Conditions. Notwithstanding any provision of this
                    Contract to the contrary, settlement and payment for Foreign
                    Assets received for the account of the Fund and delivery of
                    Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established
                    securities trading or processing practices and procedures in the country or market in which the transaction occurs,
                    including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of
                    receiving later payment for such Foreign Assets from such
                    purchaser or dealer.

                    The Custodian shall provide to the Board the information
                    with respect to custody and settlement practices in
                    countries in which the Custodian employs a Foreign
                    Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise
                    Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided
                    hereunder.

4.5.     Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6      Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this
         Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the

                                       14

         terms of this Contract to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian
         (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7.     Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the
         Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8      Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.     Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the
         Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the
         Fund at any time held by it unless (i) the Custodian or the respective
         Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper
         Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    Liability of Foreign Sub-Custodians.

         Each agreement pursuant to which the Custodian employs a Foreign
         Sub-Custodian shall, to the extent possible, require the Foreign
         Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence

                                       15

         of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.    Tax Law.

         The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any
         state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the
         Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.    Liability of Custodian.

         Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign
         Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

         The Custodian shall be liable for the acts or omissions of a Foreign
         Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a
         Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

5.       Payments for Sales or Repurchases or Redemptions of Shares

         The Custodian shall receive from the distributor of the Shares or from the Fund's Transfer Agent (the "Transfer Agent") and deposit into the account of the Fund such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the
Fund and the Transfer Agent of any receipt by it of payments for Shares of the
Fund.

         From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer
Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt

                                       16

of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

6.       Proper Instructions

         Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the instructions are consistent with the security procedures agreed to by the Fund and the
Custodian including, but not limited to, the security procedures selected by the
Fund on the Funds Transfer Addendum to this Contract. For purposes of this
Article, Proper Instructions shall include instructions received by the
Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.

7.       Actions Permitted without Express Authority

         The Custodian may in its discretion, without express authority from the
Fund:

         1)    make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

         2)    surrender securities in temporary form for securities in
               definitive form;

         3)    endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

         4)    in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board.

                                       17

8.       Evidence of Authority

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.
The Custodian may receive and accept a certified copy of a vote of the Board as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9.       Duties of Custodian with Respect to the Books of Account and
         Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate weekly the net income of the Fund as described in the Fund's registration statement on Form N-2 under the 1940 Act as filed with the SEC (the "Registration Statement") and shall advise the Fund and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the
Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the weekly income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective Registration Statement.

10.      Records

         The Custodian shall with respect to the Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.
All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

11.      Opinion of Fund's Independent Accountants

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the
Fund's independent accountants with

                                       18

respect to its activities hereunder in connection with the preparation of the
Fund's Registration Statement, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements of the SEC.

12.      Compensation of Custodian

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the
Fund and the Custodian.

13.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements and assumed settlement) or in the event that the
Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

         In no event shall the Custodian be liable for indirect, special or consequential damages.

                                       19

14.      Effective Period, Termination and Amendment

         This Contract shall become effective as of the date of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing;
provided, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board (i) substitute another bank or trust company for the
Custodian by giving notice as described above to the Custodian, or (ii)
immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or
upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.      Successor Custodian

         If a successor custodian shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the
Custodian shall have the right to deliver to a bank or trust company, which is a
"bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be

                                       20

entitled to fair compensation for its services during such period as the
Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the
Custodian shall remain in full force and effect.

16.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the Custodian and the Fund, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this
Contract.

17.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

18.      Prior Contracts

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

19.      Reproduction of Documents

         This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

20.      Notices

         Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered

                                       21

prepaid registered mail or by telex, cable or facsimile to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

         To the Fund:        BlackRock  Limited  Duration Income Trust
                             c/o BlackRock, Inc.
                             100 Bellevue Parkway
                             Wilmington, Delaware 19809
                             Attention: Jeff Wing, Vice President
                             Telephone: 302-797-2134
                             Facsimile: 302-797-2459

         To the Custodian:   State Street Bank and Trust Company
                             One Heritage Drive, JPB/2S
                             North Quincy, Massachusetts  02171
                             Attention:  William M. Marvin, Vice President
                             Telephone:  617-985-6829
                             Facsimile:  617-985-5271

         Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or facsimile on the business day after the receipt thereof.
Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

21.      Remote Access Services Addendum

         The Custodian and the Fund each agree to abide by the terms of the
Remote Access Services Addendum attached hereto.

22.      Shareholder Communications Election

         SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund.
For the Fund's protection, the Rule prohibits the

                                       22

requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

         YES [ ]   The Custodian is authorized to release the Fund's name,
                   address, and share positions.

         NO  [X]   The Custodian is not authorized to release the Fund's name, address, and share positions.

                                       23

                                 SIGNATURE PAGE
                                 --------------

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

ATTEST:                              BLACKROCK LIMITED DURATION
                                     INCOME TRUST

                                     By:
-----------------------                 ----------------------------------------
Name:                                   Name:
                                        Title:

ATTEST:                              STATE STREET BANK AND TRUST COMPANY

                                     By:
-----------------------                 ----------------------------------------
Stephanie L. Poster, Vice               Joseph L. Hooley, Executive Vice
President and Counsel                   President

                                       24

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                SUBCUSTODIAN

Argentina              Citibank, N.A.

Australia              Westpac Banking Corporation

Austria                Erste Bank der Osterreichischen Sparkassen AG

Bahrain                HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking
                       Corporation Limited)

Bangladesh             Standard Chartered Bank

Belgium                Fortis Bank nv-sa

Benin                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Bermuda                The Bank of Bermuda Limited

Bolivia                Citibank, N. A.

Botswana               Barclays Bank of Botswana Limited

Brazil                 Citibank, N.A.

Bulgaria               ING Bank N.V.

Burkina Faso           via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Canada                 State Street Trust Company Canada

Cayman Islands         Bank of Nova Scotia Trust Company (Cayman) Ltd.

Chile                  BankBoston, N.A.

                                       1

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                SUBCUSTODIAN

People's Republic      The Hongkong and Shanghai Banking Corporation Limited,
of China               Shanghai and Shenzhen branches

Colombia               Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica             Banco BCT S.A.

Croatia                Privredna Banka Zagreb d.d

Cyprus                 Cyprus Popular Bank Ltd.

Czech Republic         Ceskoslovenska Obchodni Banka, A.S.

Denmark                Danske Bank A/S

Ecuador                Citibank, N.A.

Egypt                  HSBC Bank Egypt S.A.E.
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Estonia                AS Hansabank

Finland                Nordea Bank Finland Plc.

France                 BNP Paribas Securities Services, S.A.

Germany                Deutsche Bank AG
                       Dresdner Bank AG

Ghana                  Barclays Bank of Ghana Limited

                                       2

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                SUBCUSTODIAN

Greece                 National Bank of Greece S.A.

Guinea-Bissau          via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Hong Kong              Standard Chartered Bank

Hungary                HVB Bank Hungary Rt.

Iceland                Icebank Ltd.

India                  Deutsche Bank AG
                       The Hongkong and Shanghai Banking Corporation Limited

Indonesia              Standard Chartered Bank

Ireland                Bank of Ireland

Israel                 Bank Hapoalim B.M.

Italy                  BNP Paribas Securities Services, S.A.

Ivory Coast            Societe Generale de Banques en Cote d'Ivoire

Jamaica                Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                  Mizuho Corporate Bank Ltd.
                       Sumitomo Mitsui Banking Corporation

Jordan                 HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking
                       Corporation Limited)

                                       3

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                SUBCUSTODIAN

Kazakhstan             HSBC Bank Kazakhstan
                       (as delegate of the Hongkong and Shanghai Banking
                       Corporation Limited)

Kenya                  Barclays Bank of Kenya Limited

Republic of Korea      Deutsche Bank AG
                       The Hongkong and Shanghai Banking Corporation Limited

Latvia                 A/s Hansabanka

Lebanon                HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Lithuania              Vilniaus Bankas AB

Malaysia               Standard Chartered Bank Malaysia Berhad

Mali                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Mauritius              The Hongkong and Shanghai Banking Corporation Limited

Mexico                 Banco Nacional de Mexico S.A.

Morocco                Banque Commerciale du Maroc

Namibia                Standard Bank Namibia Limited

Netherlands            Deutsche Bank N.V.
                       KAS BANK N.V.

New Zealand            Westpac Banking Corporation

                                       4

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                SUBCUSTODIAN

Niger                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Nigeria                Stanbic Bank Nigeria Limited

Norway                 Nordea Bank Norge ASA

Oman                   HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Pakistan               Deutsche Bank AG

Palestine              HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Panama                 BankBoston, N.A.

Peru                   Citibank, N.A.

Philippines            Standard Chartered Bank

Poland                 Bank Handlowy w Warszawie S.A.

Portugal               Banco Comercial Portugues S.A.

Puerto Rico            Citibank N.A.

Qatar                  HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Romania                ING Bank N.V.

Russia                 ING Bank (Eurasia) ZAO, Moscow

Senegal                via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

                                       5

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                SUBCUSTODIAN

Singapore              The Development Bank of Singapore Limited

Slovak Republic        Ceskoslovenska Obchodni Banka, A.S., pobocka zahranicnej
                       banky v SR

Slovenia               Bank Austria Creditanstalt d.d. - Ljubljana

South Africa           Nedcor Bank Limited
                       Standard Bank of South Africa Limited

Spain                  Santander Central Hispano Investment S.A.

Sri Lanka              The Hongkong and Shanghai Banking Corporation Limited

Swaziland              Standard Bank Swaziland Limited

Sweden                 Skandinaviska Enskilda Banken AB

Switzerland            UBS AG

Taiwan - R.O.C.        Central Trust of China

Thailand               Standard Chartered Bank

Togo                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Trinidad & Tobago      Republic Bank Limited

Tunisia                Banque Internationale Arabe de Tunisie

Turkey                 Citibank, N.A.

                                       6

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                SUBCUSTODIAN

Uganda                 Barclays Bank of Uganda Limited

Ukraine                ING Bank Ukraine

United Arab Emirates   HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

United Kingdom         State Street Bank and Trust Company,  London Branch

Uruguay                BankBoston, N.A.

Venezuela              Citibank, N.A.

Vietnam                The Hongkong and Shanghai Banking Corporation Limited

Zambia                 Barclays Bank of Zambia Plc.

Zimbabwe               Barclays Bank of Zimbabwe Limited

                                       7

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

Argentina                   Caja de Valores S.A.

Australia                   Austraclear Limited

Austria                     Oesterreichische Kontrollbank AG
                            (Wertpapiersammelbank Division)

Bahrain                     Clearing, Settlement, and Depository System of the
                            Bahrain Stock Exchange

Belgium                     Banque Nationale de Belgique
                            Caisse Interprofessionnelle de Depots et de
                            Virements de Titres, S.A.

Benin                       Depositaire Central - Banque de Reglement

Bermuda                     Bermuda Securities Depository

Brazil                      Central de Custodia e de Liquidacao Financeira de
                            Titulos Privados (CETIP)
                            Companhia Brasileira de Liquidacao e Custodia
                            Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria                    Bulgarian National Bank
                            Central Depository AD

Burkina Faso                Depositaire Central - Banque de Reglement

Canada                      The Canadian Depository for Securities Limited

Chile                       Deposito Central de Valores S.A.

People's Republic           China Securities Depository and Clearing Corporation
                            Limited

                                       1

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

of China                    Shanghai Branch
                            China Securities Depository and Clearing Corporation
                            Limited Shenzhen Branch

Colombia                    Deposito Central de Valores
                            Deposito Centralizado de Valores de Colombia S..A.
                            (DECEVAL)

Costa Rica                  Central de Valores S.A.

Croatia                     Ministry of Finance
                            Sredisnja Depozitarna Agencija d.d.

Cyprus                      Central Depository and Central Registry

Czech Republic              Czech National Bank
                            Stredisko cennych papiru - Ceska republika

Denmark                     Vaerdipapircentralen (Danish Securities Center)

Egypt                       Misr for Clearing, Settlement, and Depository S.A.E.

Estonia                     Eesti Vaartpaberikeskus

Finland                     Suomen Arvopaperikeskus

France                      Euroclear France

Germany                     Clearstream Banking AG, Frankfurt

Greece                      Apothetirion Titlon AE - Central Securities
                            Depository

                                       2

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

                            Bank of Greece,
                            System for Monitoring Transactions in Securities in
                            Book-Entry Form

Guinea-Bissau               Depositaire Central - Banque de Reglement

Hong Kong                   Central Moneymarkets Unit
                            Hong Kong Securities Clearing Company Limited

Hungary                     Kozponti Elszamolohaz es Ertektar (Budapest) Rt.
                            (KELER)

Iceland                     Icelandic Securities Depository Limited

India                       Central Depository Services India Limited
                            National Securities Depository Limited
                            Reserve Bank of India

Indonesia                   Bank Indonesia
                            PT Kustodian Sentral Efek Indonesia

Israel                      Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                            Clearinghouse)

Italy                       Monte Titoli S.p.A.

Ivory Coast                 Depositaire Central - Banque de Reglement

Jamaica                     Jamaica Central Securities Depository

Japan                       Bank of Japan  - Net System
                            Japan Securities Depository Center (JASDEC)
                            Incorporated

                                       3

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

Kazakhstan                  Central Depository of Securities

Kenya                       Central Bank of Kenya

Republic of Korea           Korea Securities Depository

Latvia                      Latvian Central Depository

Lebanon                     Banque du Liban
                            Custodian and Clearing Center of Financial
                            Instruments for Lebanon and the Middle East
                            (Midclear) S.A.L.

Lithuania                   Central Securities Depository of Lithuania

Malaysia                    Bank Negara Malaysia
                            Malaysian Central Depository Sdn. Bhd.

Mali                        Depositaire Central - Banque de Reglement

Mauritius                   Bank of Mauritius
                            Central Depository and Settlement Co. Ltd.

Mexico                      S.D. Indeval, S.A. de C.V.

Morocco                     Maroclear

Namibia                     Bank of Namibia

Netherlands                 Euroclear Nederlands

                                       4

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

New Zealand                 New Zealand Central Securities Depository Limited

Niger                       Depositaire Central - Banque de Reglement

Nigeria                     Central Securities Clearing System Limited

Norway                      Verdipapirsentralen (Norwegian Central Securities
                            Depository)

Oman                        Muscat Depository & Securities Registration Company,
                            SAOC

Pakistan                    Central Depository Company of Pakistan Limited
                            State Bank of Pakistan

Palestine                   Clearing Depository and Settlement, a department
                            of the Palestine Stock Exchange

Panama                      Central Latinoamericana de Valores, S.A.
                            (LatinClear)

Peru                        Caja de Valores y Liquidaciones, Institucion de
                            Compensacion y Liquidacion de Valores S.A

Philippines                 Philippine Central Depository, Inc.
                            Registry of Scripless Securities (ROSS) of the
                            Bureau of Treasury

Poland                      Central Treasury Bills Registrar
                            Krajowy Depozyt Papierow Wartosciowych S.A.
                            (National Depository of Securities)

Portugal                    INTERBOLSA - Sociedade Gestora de Sistemas de
                            Liquidacao

                                       5

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

                            e de Sistemas Centralizados de Valores Mobiliarios,
                            S.A.

Qatar                       Central Clearing and Registration (CCR), a
                            department of the Doha Securities Market

Romania                     Bucharest Stock Exchange Registry Division
                            National Bank of Romania
                            National Securities Clearing, Settlement and
                            Depository Company

Russia                      Vneshtorgbank, Bank for Foreign Trade of the Russian
                            Federation

Senegal                     Depositaire Central - Banque de Reglement

Singapore                   The Central Depository (Pte) Limited
                            Monetary Authority of Singapore

Slovak Republic             National Bank of Slovakia
                            Stredisko cennych papierov SR, a.s.

Slovenia                    KDD - Centralna klirinsko depotna druzba d.d.

South Africa                The Central Depository Limited

                            Share Transactions Totally Electronic (STRATE) Ltd.

Spain                       IBERCLEAR

Sri Lanka                   Central Depository System (Pvt) Limited

Sweden                      Vardepapperscentralen  VPC AB
                            (Swedish Central Securities Depository)

                                       6

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

Switzerland                 SegaIntersettle AG (SIS)

Taiwan - R.O.C.             Taiwan Securities Central Depository Company Limited

Thailand                    Bank of Thailand
                            Thailand Securities Depository Company Limited

Togo                        Depositaire Central - Banque de Reglement

Trinidad and Tobago         Trinidad and Tobago Central Bank

Tunisia                     Societe Tunisienne Interprofessionelle pour la
                            Compensation et de Depots des Valeurs Mobilieres
                            (STICODEVAM)

Turkey                      Central Bank of Turkey
                            Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda                      Bank of Uganda

Ukraine                     Mizhregionalny Fondovy Souz
                            National Bank of Ukraine

United Arab Emirates        Clearing and Depository System,
                            a department of theDubai Financial Market

Uruguay                     Banco Central del Uruguay
Venezuela                   Banco Central de Venezuela

Vietnam                     Securities Registration, Clearing and Settlement,
                            Depository Department of the Securities Trading
                            Center

                                       7

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

Zambia                      Bank of Zambia
                            LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking, S.A.

                                       8

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                                    BRIEF DESCRIPTION
-------------------------------                                    -----------------
(SCHEDULED FREQUENCY)

The Guide to Custody in World Markets       An overview of settlement and safekeeping procedures, custody practices and
(hardcopy annually and regular              foreign investor considerations for the markets in which State Street offers
website updates)                            custodial services.

Global Custody Network Review               Information relating to Foreign Sub-Custodians in State Street's Global
(annually)                                  Custody Network. The Review stands as an integral part of the materials that
                                            State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State
                                            Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review                Custody risk analyses of the Foreign Securities Depositories presently
(annually)                                  operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                         With respect to each market in which State Street offers custodial services,
(annually)                                  opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign
                                            Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or
                                            Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the
                                            ability of a foreign investor to convert cash and cash equivalents to U.S.
                                            dollars.

Subcustodian Agreements                     Copies of the contracts that State Street has entered into with each Foreign
(annually)                                  Sub-Custodian that maintains U.S. mutual fund assets in the markets in which
                                            State Street offers custodial services.

Global Market Bulletin                      Information on changing settlement and custody conditions in markets where
(daily or as necessary)                     State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories                  For those markets where State Street offers custodial services that exhibit
(as necessary)                              special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                     Informational letters and accompanying materials confirming State Street's
(presently on a quarterly                   foreign custody arrangements, including a summary of material changes with
basis or as otherwise necessary)            Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

                                                             [STATE STREET LOGO]

                             FUNDS TRANSFER ADDENDUM

OPERATING GUIDELINES
--------------------

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit
Client's account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security
Procedures offered by State Street. The Client agrees that the Security
Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State
Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State
Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State
Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State
Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State
Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act.
However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security
Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a
Client initiates or receives ACH credit and debit entries pursuant to these
Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an
Originating Depository Financial Institution and/or Receiving Depository
Institution, as the case may be, with respect to such entries. Credits given by
State Street with respect to an ACH credit entry are provisional until State
Street receives final settlement for such entry from the Federal Reserve Bank.
If State Street does not receive such final settlement, the Client agrees that
State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest(R), account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

                                                             [STATE STREET LOGO]

                             FUNDS TRANSFER ADDENDUM

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with
State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts
General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S.
branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State
Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

                                                             [STATE STREET LOGO]

                             FUNDS TRANSFER ADDENDUM

Security Procedure(s) Selection Form
------------------------------------

Please select one or more of the funds transfer security procedures indicated
below.

[ ]  SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a
cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions.
SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions. Selection of this security procedure would be most appropriate for existing SWIFT members.

[ ]  STANDING INSTRUCTIONS
Standing Instructions may be used where funds are transferred to a broker on the
Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable.
In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The
Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[ ]  REMOTE BATCH TRANSMISSION
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as
Automated Batch Verifiers.
Clients selecting this option should have an existing facility for completing
CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[ ]  GLOBAL HORIZON INTERCHANGE(SM) FUNDS TRANSFER SERVICE
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street
proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.
This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[ ]  TELEPHONE CONFIRMATION (CALLBACK)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires
Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction.
Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[ ]  REPETITIVE WIRES
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.
This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[ ]  TRANSFERS INITIATED BY FACSIMILE
The Client faxes wire transfer instructions directly to State Street Mutual Fund
Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from
State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.
We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

                                                             [STATE STREET LOGO]

                             FUNDS TRANSFER ADDENDUM

[ ]  AUTOMATED CLEARING HOUSE (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[ ]  GLOBAL HORIZON INTERCHANGE AUTOMATED CLEARING HOUSE SERVICE
Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[ ]  Transmission from Client PC to State Street Mainframe with Telephone
     Callback

[ ]  Transmission from Client Mainframe to State Street Mainframe with Telephone
     Callback

[ ]  Transmission from DST Systems to State Street Mainframe with Encryption

[ ]  Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective _______________________ for payment orders initiated by our organization.

KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                   ALTERNATE CONTACT

---------------------------------       ---------------------------------
     Name                                      Name

---------------------------------       ---------------------------------
     Address                                   Address

---------------------------------       ---------------------------------
     City/State/Zip Code                       City/State/Zip Code

---------------------------------       ---------------------------------
     Telephone Number                          Telephone Number

---------------------------------       ---------------------------------
     Facsimile Number                          Facsimile Number

---------------------------------
     SWIFT Number

---------------------------------
     Telex Number

                                                                  [STATE STREET]
                             FUNDS TRANSFER ADDENDUM

INSTRUCTION(S)
--------------

TELEPHONE CONFIRMATION
----------------------

FUND  BLACKROCK LIMITED DURATION INCOME TRUST
      --------------------------------------------------------------------------

INVESTMENT ADVISOR  BLACKROCK ADVISORS, INC.
                    ------------------------------------------------------------

SUB-ADVISOR  BLACKROCK FINANCIAL MANAGEMENT, INC.
             ------------------------------------

AUTHORIZED INITIATORS
    Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to INITIATE wire transfer instructions to State Street:

NAME                   TITLE (Specify whether        SPECIMEN SIGNATURE
                       position is with Fund
                       or Investment Adviser)

--------------------   ---------------------------   ---------------------------

--------------------   ---------------------------   ---------------------------

--------------------   ---------------------------   ---------------------------

--------------------   ---------------------------   ---------------------------

--------------------   ---------------------------   ---------------------------

AUTHORIZED VERIFIERS
    Please Type or Print

Please provide a listing of Fund officers or other individuals who will be
CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                   CALLBACK PHONE NUMBER         DOLLAR LIMITATION (IF ANY)

--------------------   ---------------------------   ---------------------------

--------------------   ---------------------------   ---------------------------

--------------------   ---------------------------   ---------------------------

--------------------   ---------------------------   ---------------------------

--------------------   ---------------------------   ---------------------------

             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT
             ------------------------------------------------------

         ADDENDUM to that certain Custodian Contract dated as of July 10, 2003
(the "Custodian Agreement") between BlackRock Limited Duration Income Trust (the
"Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

         State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services
------------

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street
("Authorized Designees") with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures
-------------------

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the
System and access to the Remote Access Services. The Customer agrees to advise
State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access
Services has violated or intends to violate the terms of this Addendum and the
Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and
Remote Access Services, if requested, for any security reasons cited by State
Street.

Fees
----

Fees and charges for the use of the System and the Remote Access Services and
related payment terms shall be as set forth in the custody fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief
-----------------------------------------

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State
Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State
Street related thereto are the exclusive, valuable and confidential property of
State Street and its relevant licensors (the "Proprietary Information"). The
Customer agrees

                                       i

on behalf of itself and its Authorized Designees to keep the Proprietary
Information confidential and to limit access to its employees and Authorized
Designees (under a similar duty of confidentiality) who require access to the
System for the purposes intended. The foregoing shall not apply to Proprietary
Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the
System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii)
use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv)
allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the
System in any way; enhance or otherwise create derivative works based upon the
System, nor will your or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the
System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties
------------------

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to, the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access
Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and December 31, 2099, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.
EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS
RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES

                                       ii

CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS
OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR
FITNESS FOR A PARTICULAR PURPOSE.

Infringement
------------

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State
Street promptly in writing of any such claim or proceeding and cooperates with
State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the
Customer the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the
System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination
-----------

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the
Customer or thirty (30) days notice in the case of notice from the Customer to
State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian
Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous
-------------

This Addendum and the exhibit hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the
Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of
Massachusetts.

By its execution of the Custodian Agreement, the Customer (a) confirms to the
Custodian that it informs all Authorized Designees of the terms of this
Addendum; (b) accepts responsibility for its and its Authorized Designees'
compliance with the terms of this Addendum; and (c) indemnifies and holds the
Custodian harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

                                      iii

                                    EXHIBIT A
                                       TO
             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT
             ------------------------------------------------------

                                   IN~SIGHT(SM)
                           System Product Description

In~Sight(SM) provides bilateral information delivery, interoperability, and on-line access to State Street. In~Sight(SM) allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy Monitor(SM), Multicurrency Horizon(SM),
Securities Lending, Performance & Analytics and Electronic Trade Delivery can be
accessed through In~Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through
In~Sight(SM) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with
State Street's customers.

                                       iv